CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the GoodHaven Funds Trust and to the use of our report dated January 28, 2016 on the financial statements and financial highlights of GoodHaven Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 28, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of GoodHaven Funds Trust and to the use of our report dated February 19, 2016 on the financial statements of The GoodHaven Fund, a series of GoodHaven Funds Trust.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 28, 2016